UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2010
Alleghany Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7 Times Square Tower, 17th Floor, New York, New York	10036

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 752-1356
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) The Alleghany Corporation Retirement Plan (the “Plan”) generally provides, for designated employees of Alleghany Corporation (the “Company”), including all of its current executive officers, retirement benefits in the form of an annuity for the participant’s life (and a 100% spousal survivor annuity) or, alternatively, actuarially equivalent forms of benefits, including a lump sum. Under the Plan, a participant must have completed five years of service with the Company or a subsidiary of the Company before he or she is vested in, and thus has a right to receive, any retirement benefits following his or her termination of employment. Prior to December 31, 2010, the annual retirement benefit under the Plan, if paid in the form of a joint and survivor life annuity to a married participant on reaching age 65 with 15 or more years of service, is equal to 66.67% of the participant’s “average compensation,” defined as the highest average annual base salary and annual cash bonus over a consecutive three-year period during the last ten years of employment (the “Old Formula”).
     On December 13, 2010, pursuant to authority delegated by the Board of Directors (the “Board”) of the Company to the Compensation Committee of the Board (the “Compensation Committee”), the Compensation Committee amended and restated the Plan effective January 1, 2011 (the “Amended and Restated Plan”). The Amended and Restated Plan provides that, for any participant retiring on or after January 1, 2011, the participant’s “average compensation” used to determine his or her annual retirement benefit will no longer include annual cash bonuses. Accordingly, the annual retirement benefit under the Amended and Restated Plan, if paid in the form of a joint and survivor life annuity to a married participant on reaching age 65 with 15 or more years of service, is equal to 66.67% of the participant’s highest average annual base salary over a consecutive three-year period during the last ten years of employment (the “New Formula”). Notwithstanding the foregoing, in the event that the annual retirement benefit accrued by a participant as of December 31, 2010 under the Old Formula is larger than the annual retirement benefit calculated under the New Formula at retirement, the participant will receive the annual retirement benefit accrued as of December 31, 2010 under the Old Formula.
     The foregoing description of the Amended and Restated Plan is qualified in its entirety by reference to the Amended and Restated Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure
     On December 14, 2010, Weston M. Hicks, President and chief executive officer of the Company, adopted a written stock trading plan in accordance with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended (the “Trading Plan”), in order to diversify his investment portfolio. The Trading Plan was adopted during an authorized trading period of the Company and when Mr. Hicks was not in possession of material non-public information regarding the Company. Under the Trading Plan, an authorized third-party broker will sell up to a maximum of 15,000 shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company currently owned by Mr. Hicks. Sales of the Common Stock will be at monthly intervals commencing March 7, 2011, subject to a specified minimum price threshold. The Trading Plan will expire on March 6, 2012 unless terminated or completed prior to that date. Mr. Hicks has undertaken to publicly report transactions under the Trading Plan in filings with the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.
     The information in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
10.1	Alleghany Corporation Retirement Plan (as Amended and Restated Effective January 1, 2011).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2010	ALLEGHANY CORPORATION
	By:	/s/ Roger B. Gorham
		Name:	Roger B. Gorham
		Title:	Senior Vice President (and chief financial officer)

Exhibit Index

Exhibit
Number	Description
10.1	Alleghany Corporation Retirement Plan (as Amended and Restated Effective January 1, 2011).

5